UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

AKARI THERAPEUTICS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building

One Pancras Square

C/O Pearl Cohen Zedek Latzer Baratz UK LLP

London, N1C 4AG, United Kingdom

(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code +44-203-318-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 18, 2015, the audit committee of the Board of Directors of Akari Therapeutics Plc (previously known as Celsus Therapeutics Plc) (the “Company”) approved the engagement of BDO AG (“BDO”) as its independent registered public accounting firm for the fiscal year ending December 31, 2015. In addition, the audit committee of the Board of Directors of the Company approved the dismissal of Kost, Forer, Gabbay & Kasierer, a member of Ernst &Young Global, as independent registered public accounting firm of the Company effective December 18, 2015.

The reports of Kost, Forer, Gabbay & Kasierer on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and December 31, 2014 and in the subsequent interim period through December 18, 2015, there were no disagreements with Kost, Forer, Gabbay & Kasierer on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Kost, Forer, Gabbay & Kasierer would have caused Kost, Forer, Gabbay & Kasierer to make reference to the matter in their report. The Company has requested Kost, Forer, Gabbay & Kasierer to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated December 24, 2015 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, to the Securities and Exchange Commission, dated December 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKARI THERAPEUTICS, PLC

By:	/s/ Gur Roshwalb, M.D.
Name:	Gur Roshwalb, M.D.
Title:	Chief Executive Officer

Date: December 24, 2015

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, to the Securities and Exchange Commission, dated December 24, 2015.